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                                                                EXHIBIT 23.1

                        CONSENT OF PANNELL KERR FORSTER

We hereby consent to the inclusion in the Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 of JAKKS Pacific, Inc. of our report dated January 23, 1997, except for note 15, for which the date if February 6, 1997, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 1996 and 1995, and for the year and nine months then ended.

We also hereby consent to the reference to our firm as "Experts" in the Registration Statement.


/s/ PANNELL KERR FORSTER

PANNELL KERR FORSTER
Certified Public Accountants
A Professional Corporation


Los Angeles, California
April 23, 1997